Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ENERGY TRANSFER PARTNERS, L.P.,

a Delaware limited partnership

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST:             The name of the limited partnership is Energy Transfer Partners, L.P.

SECOND:        The Certificate of Limited Partnership is hereby amended by deleting Article 3 thereof in its entirety and inserting the following in lieu thereof:

“3: The name and business address of the General Partner is as follows:

Energy Transfer Partners GP, L.P.

8111 Westchester Drive, Suite 600

Dallas, Texas 75225”

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed.

ENERGY TRANSFER PARTNERS GP, L.P.

By:	Energy Transfer Partners, L.L.C. its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

Signature Page to Amendment to Certificate of Limited Partnership